Maytag Corporation
                        403 West Fourth Street North
                             Newton, Iowa 50208


                               March 22, 1994


BY ELECTRONIC SUBMISSION
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Maytag Corporation
          File No. 1-655
          Definitive Proxy Materials

Ladies and Gentlemen:

     Enclosed for filing by Maytag Corporation (the "Company"), pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 (the "Exchange Act"), as modified by Item 309 of Regulation S-T, are definitive copies of the Company's proxy statement and proxy card (collectively, the "1994 Proxy Materials"). Pursuant to Rule 14a-6(m) under the Exchange Act, a cover page is included with the 1994 Proxy Materials. The 1994 Proxy Materials will be released to shareholders on or about March 22, 1994.

     The filing fee of $125 required by Rule 14a-6(i)(1) has been submitted by wire transfer to the U.S. Treasury designated lockbox depository at the Mellon Bank in Pittsburgh, Pennsylvania.

     Pursuant to Item 304(d) of Regulation S-T, the performance graph required by Item 402(1) of Regulation S-K has been described and interpreted in tabular or chart form within the electronic filing of the 1994 Proxy Materials and the Company will submit supplementally a paper copy of the performance graph to the Company's Branch Chief in the Division of Corporation Finance of the Securities and Exchange Commission ("SEC").

     By letter dated May 19, 1993, the Division of Corporation Finance of the SEC stated that it had reviewed the Company's 1993 proxy materials and had certain comments on such materials. The staff indicated that the Company should comply with the staff's comments in future SEC filings. The Company's responses to the staff's comments are included in this letter and, for the convenience of the staff, the staff's comments are reproduced as follows:

"Directors Whose Terms Continue After the Annual Meeting, page 3"

1. "The disclosure regarding Messrs. Sivright's and Steingraber's employer's relationships with the Corporation should be included under the caption 'Compensation Committee Interlocks and Insider Participation' as required by Item 402(j)(1)(iii) of Regulation S-K."

Response: The disclosure regarding Messrs. Sivright's and Steingraber's employer's relationships with the Company on page 3 of the Company's 1993 proxy statement was not required under any paragraph of Item 404. The Company made such disclosure on a voluntary basis.

"Security Ownership of Certain Beneficial Owners and Management, page 4"

2. "The beneficial ownership table should be substantially in the form prescribed by Item 403 of the Regulation S-K including a column listing the percent of class holdings. Please revise."

Response: The table has been revised as requested.

"Compensation Committee Report on Executive Compensation, page 13"

3. "We note the statement in the second paragraph of the report that 'salary range for each position is established using average base pay of executives employed at similar sized manufacturing organizations as a guide.' Indicate whether the performance of these companies is considered in establishing the range."

Response: The requested disclosure has been made under the section entitled "Annual Base Salary" in the Compensation Committee Report on Executive Compensation included in the 1994 Proxy Materials.

4. "Disclose whether the ranges for the named executive officers fall within the high, median or low end of the salaries of the comparable companies."

Response: The requested disclosure has been made under the section entitled "Annual Base Salary" in the Compensation Committee Report on Executive Compensation included in the 1994 Proxy Materials.

5. "The names of the committee members must appear in 'signature block' format at the end of the report. Please revise."

Response: The report has been revised as requested.

     As permitted by Item 101(b) of Regulation S-T, the Company has elected to file seven copies of the Company's 1993 Annual Report with the SEC pursuant to Rule 14a-3(c).

     One copy of a conforming paper format copy of the 1994 Proxy Materials will be submitted to the SEC at the address indicated below in accordance with Item 901 of Regulation S-T. Each such conforming paper format copy will include the following legend: "This conforming paper document is being submitted pursuant to Rule 901(d) of Regulation S-T."

     If you have any questions, please contact E. James Bennett at 515/791-8394 or Jim L. Kaput of Sidley & Austin at 312/853-2655.


                                   Very truly yours,



                                   E. James Bennett

Enclosures

cc:  OFICS Filer Support
     SEC Operations Center
     Mail Stop 0-7
     6432 General Green Way
     Alexandria, Virginia 22312

     Mr. Robert Bartelmes
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549

                         Schedule  14A Information


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.     )


Filed by the Registrant [  ]
Filed by a Part other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ x ]     Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]     Soliciting Material Pursuant to
     240.14a-11(c) or 240.14a-12

                  Maytag Corporation
(Name of Registrant as Specified In Its Charter)

                  E. James Bennett
(Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):
[ x ]     $125 per Exchange Act Rules 0-11(c)(1)(ii),
     14a-6(i), or 14-a-6(j)(2).
[ ]  $500 per each party to the controversy
     pursuant to Exchange Act Rule 14a-
     6(i)(3).
[ ]  Fee computed on table below per Ex-
     Change Act Rules  14a-6(i)(4) and 0-11.
  (1)     Title of each class of securities to
which transaction applies:
_______________________________________
 (2) Aggregate number of securities to
which transaction applies:
_______________________________________
 (3) Per unit price or other underlying
value of transaction computed pursuant to
Exchange Act Rule 0-11:___/
_______________________________________
 (4) Proposed maximum aggregate value of
transaction:
_______________________________________

 _/ Set forth the amount on which the
filing fee is calculated and state how it was
determined.
[ ]  Check box if any part of the fee is
     offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for
     which the offsetting fee was paid previ-
     ously.  Identify the previous filing by
     registration statement number, or the
     Form or Schedule and the date of its
     filing.
 (1) Amount Previously Paid:
______________________________________
 (2) Form, Schedule or Registration State-
ment No.:
______________________________________
 (3) Filing Party:
______________________________________
 (4) Date Filed:
______________________________________

                             MAYTAG CORPORATION
                         NOTICE OF ANNUAL MEETING
                                    AND
                              PROXY STATEMENT


MEETING NOTICE

The Annual Meeting of the Shareholders of Maytag Corporation, a Delaware Corporation, will be held at the Newton Senior High School Center for Performance, located at East Fourth Street South in Newton, Iowa, on April 26, 1994, at 9:30 a.m., for the purpose of considering and acting upon the following:

    (1) The election of three directors for three-year terms, expiring in 1997.

    (2) Selection of Ernst & Young as independent auditors to audit the financial statements to be included in the Annual Report to Shareholders for 1994.

    (3) If properly presented at the Annual Meeting, a shareholder proposal concerning the compensation of the Corporation's chief executive officer.

    (4) The transaction of any other matters that properly come before the meeting or any adjournment.

    Shareholders entitled to vote are invited to attend the Annual Meeting.

    The Board of Directors has fixed the close of business on March 1, 1994, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

Dated:  March 22 1994

                                    E. James Bennett
                                    Secretary

                               PROXY STATEMENT

   The Board of Directors solicits your proxy for use at the Annual Meeting of Maytag Corporation to be held April 26, 1994. Proxy statements and proxies will be mailed to shareholders on March 22, 1994. A shareholder who signs and returns a proxy may revoke it or give special voting specifications at any time before the proxy is exercised by writing the Secretary of the Corporation at its executive offices at 403 West 4th Street North, Newton, Iowa 50208, by executing a later-dated proxy or by attending the 1994 Annual Meeting in person and giving written notice to the Secretary of the Corporation. The proxy will be voted in accordance with such specifications.


   The Corporation had 106,967,294 outstanding shares of common stock as of the close of business on March 1, 1994, not including 10,183,299 shares of treasury stock. The Corporation has no other voting securities outstanding. Shareholders are entitled to one vote per share on each matter. If the accompanying form of proxy is signed and returned, the shares it represents will be voted as directed on the proxy form. In the absence of direction, it is intended that such shares will be voted for each of the nominees named herein, for the selection of Ernst & Young as independent auditors and against the shareholder proposal.

   A shareholder may, with respect to the election of directors (i) vote for the election of all three nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. A shareholder may, with respect to each other matter specified in the notice of the meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or
(iii) "ABSTAIN" from voting on the matter. A vote to abstain from voting on a matter has the legal effect of a vote against such matter.

   A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered non-voted shares.) Approval of each matter specified in the notice of the meeting requires the affirmative vote of a majority, or in the case of the election of directors a plurality, of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on such matter. Accordingly, non-voted shares with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of directors.

(1) DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

   Under the authority of the Corporation's Bylaws, the Board is to consist of twelve directors (expected to become eleven directors immediately following the Annual Meeting) divided into three groups. The term of each group expires in different years. The three nominees for election to the Board of Directors this year to hold office until the 1997 Annual Meeting of Shareholders and until their successors have been duly elected and qualified are: Edward C. Cazier, Jr., Lester Crown and Neele E. Stearns, Jr.

   Proxies will be voted for each of the nominees unless, for reasons not now known, any nominee is unable to serve or other directions are given in the proxy. Should any of the nominees not be able to accept the office of director when the election occurs, it is intended that such proxies will be voted for the election of the remaining nominees and for any substitute nominees recommended by the Board of Directors or the Board of Directors may elect not to fill the vacancy and to reduce the number of directors.

   Mr. Frank W. Considine's distinguished twenty year career on the Maytag Corporation Board of Directors will conclude with his retirement from the Board at the conclusion of the 1994 Annual Meeting. His guidance and counsel will be missed.

   The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the nominees.

   The following sets forth certain information regarding each nominee and each director whose term continues after the 1994 Annual Meeting based on information received from each such nominee and continuing director.

NOMINEES FOR A TERM TO EXPIRE IN 1997

                Edward C. Cazier, Jr., 69, Counsel to the international law firm Morgan, Lewis & Bockius, Los Angeles.  Director since 1987.
 Picture of
 Edward C.      Mr. Cazier practiced law with Hahn & Cazier in California for
 Cazier,    over 30 years.  In 1987 the Hahn & Cazier firm combined its
 Jr.        practice with Morgan, Lewis & Bockius.  Mr. Cazier serves on no other corporate boards.

                Morgan, Lewis & Bockius provides certain legal services to the Corporation.


                Lester Crown, 68, Chairman of the Board, Material Service
            Corporation.  Director since 1989.
 Picture of
 Lester         Mr. Crown was elected Chairman of the Board of Material
 Crown Service Corporation, a manufacturing company, in 1983, having served as its President since 1970. He is a director and Chairman of the Executive Committee of General Dynamics Corporation and Chairman of the Board of CC Industries, Inc.


                Neele E. Stearns, Jr., 58, is President and Chief Executive
            Officer of CC Industries, Inc., a diversified holding company.
            Director since 1989.
 Picture of
 Neele E.       Mr. Stearns served as Executive Vice President and Chief
 Stearns,   Operating Officer of Henry Crown and Company, the predecessor
 Jr.        operation to CC Industries, Inc. from 1979 until his election to his present position in 1986. He is also a director of Wallace Computer Services, Inc.

DIRECTORS WHOSE TERMS CONTINUE AFTER THE ANNUAL MEETING

   Howard L. Clark, Jr., 50, Vice Chairman, Lehman Brothers Inc., an investment banking and brokerage firm. Director since 1986. Term expires in 1996.

   Mr. Clark became Vice Chairman of Lehman Brothers Inc. on February 1,1993. He was Chairman, President and Chief Executive Officer from 1990 through January 31, 1993. Prior thereto, Mr. Clark was Executive VicePresident and Chief Financial Officer of American Express Company having held various positions with that firm since 1981. From 1968 to that time he was Managing Director of Blyth Eastman Paine Webber Incorporated or predecessor firms. He is also a director of Fund American Enterprises Holdings Inc. and Plasti-Line Inc.

   Leonard A. Hadley, 59, Chairman and Chief Executive Officer, Maytag Corporation. Director since 1985. Term expires in 1996.

   Mr. Hadley joined the Corporation in 1959 in the Accounting Department. He held a number of management positions before he was named Vice President in 1979. He was named President of Maytag Company in 1986, elected an Executive Vice President of the Corporation in 1989, named Chief Operating Officer in 1990 and President in 1991. He was named Chief Executive Officer in April, 1992 and elected Chairman effective January 1, 1993. He serves on no other corporate boards.

   Harvey Kapnick, 68, Vice Chairman, General Dynamics Corporation. Director since 1989. Term expires 1996.

   Mr. Kapnick has been Vice Chairman of General Dynamics Corporation since 1991. He is also President of Kapnick Investment Co., Inc. From 1984 until 1989 he was Chairman, President and Chief Executive Officer of Chicago Pacific Corporation. He serves on the board of General Dynamics Corporation and Commonwealth Edison Company.

   Robert D. Ray, 65, President and Chief Executive Officer of IASD Health Services Corporation. Director since 1984. Term expires in 1996.

   Mr. Ray served as Governor of Iowa from 1969 to 1983 when he became President and Chief Executive Officer of Life Investors, Inc. In 1988 he became President and Chief Executive Officer of IASD Health Services Corporation, formerly Blue Cross and Blue Shield of Iowa. Prior to 1969 he practiced law in Des Moines. He is also a director of IASD Health Services Corporation, IES Industries, Inc. and Norwest Bank.

   The Corporation has purchased insurance services from IASD Health Services Corporation.

   W. Ann Reynolds, 56, Chancellor of The City University of New York. Director since 1988. Term expires in 1995.

   Ms. Reynolds has served as Chancellor of The City University of New York since 1990. From 1982 to 1990 she served as Chancellor of The California State University. From 1979 to 1982 she served as Provost and as a professor at Ohio State University. Prior to that time she held a variety of administrative, research and teaching positions at the University of Illinois Medical Center. She is also a director of Abbott Laboratories, Humana, Inc. and Owens-Corning Fiberglas Corporation.

   John A. Sivright, 65, Senior Consultant, Harris Bankcorp, Inc. Director since 1976. Term expires in 1995.

   Mr. Sivright held a number of positions with Harris Bankcorp, Inc. and was named a Vice President in 1965, an Executive Vice President in 1980, Senior Relationship Executive in 1991 and to his current position in 1994. He is also a director of Harris Bank Winnetka N.A.

   Harris Bankcorp, Inc. is master trustee and one of the managers of the Corporation's pension funds and provides banking services and certain investment advice to the Corporation.

   Fred G. Steingraber, 55, Chairman and Chief Executive Officer of A. T. Kearney, Inc., a management consulting firm. Director since 1989. Term expires in 1995.

   Mr. Steingraber held various positions with A. T. Kearney beginning in 1964 and became Chief Executive Officer in 1984. He was elected to his current position in 1986. Mr. Steingraber is also a director of A. T. Kearney, Inc., and Southeastern Thrift and Bank Fund. Term expires in 1995.

   A. T. Kearney, Inc. provides certain management consulting and executive search services to the Corporation.

   Peter S. Willmott, 56, is Chairman and Chief Executive Officer of Willmott Services, Inc., a speciality retailing firm. Director since 1985. Term expires in 1996.

   Mr. Willmott served as Senior Vice President of Federal Express Corporation commencing in 1974 and became President of that company in 1980. Before assuming his current position in 1989 he was Chairman and Chief Executive Officer of Carson Pirie Scott & Co. from 1983 to 1989. He also serves as a director of Browning-Ferris Industries, Federal Express Corporation, International Multifoods Corporation, Mac Frugal's Bargins & Close-Outs Inc., Morgan Keegan & Co. Inc., Willmott Services, Inc. and Zenith Electronics Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

   The following table shows those persons or groups known to Maytag to be the beneficial owners of more than five percent (5%) of Maytag common stock as of February 15, 1994.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            Amount and Nature
  Name and Address       of Beneficial Ownership    Percent of Class

Invesco PLC,  (1)               7,189,200                 6.72%
11 Devonshire Square
London EC2M 4YR
England

Crown Group c/o  (2)            5,605,123                 5.24%
Gerald A. Weber
222 North LaSalle Street
Chicago, Illinois 60601

   (1) A Form 13G has been filed with the Securities and Exchange Commission by INVESCO PLC as of February 10, 1994. INVESCO PLC possessed shared voting and investment powers on the shares listed in the table. INVESCO PLC is the parent of the following companies which shared voting and investment powers on the numbers of shares listed after each company's name: INVESCO North America Group, Ltd., 6,568,500 shares; INVESCO, Inc., 6,568,500 shares; INVESCO North America Holdings, Inc., 6,568,500 shares; INVESCO Capital Management, Inc., 6,566,900.

   (2) Although no person or entity in the group owned beneficially more than 5% of the common stock outstanding, a number of persons acting together, including Lester Crown, members of his family, relatives, certain family partnerships, trusts associated with the Crown family, and other entities, are the beneficial owners of an aggregate of 5,605,123 shares of Maytag common stock, constituting 5.24% of the common stock. A Schedule 13D relating to the ownership of shares of common stock by these persons and entities has been filed with the Securities and Exchange Commission by Gerald
A. Weber, as attorney and agent. These persons and entities, including Lester Crown, disclaim that they are a group for purposes of Section 13(d) of the Securities Exchange Act of 1934 or otherwise, and disclaim that any one of them is the beneficial owner of shares owned by any other person or entity filing the Schedule 13D.

   The following table shows for each director and nominee, for each executive officer named in the Summary Compensation Table on Page 7 and for all directors and executive officers as a group, the number of shares of Maytag common stock beneficially owned as of February 15, 1994.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

                                  Amount and Nature of
           Name                   Beneficial Ownership     Percent of Class

   Edward C. Cazier, Jr.                10,900   (b)                *

   Howard L. Clark, Jr.                 10,836   (b)                *

   Frank W. Considine                    9,800   (b)                *

   Lester Crown                      4,765,627   (a)(b)(d)         4.45%

   Joseph F. Fogliano                   27,977   (c)                *

   Edward H. Graham                     22,430   (b)(c)             *

   Leonard A. Hadley                   122,721   (a)(b)(c)          *

   Harvey Kapnick                       34,000   (a)(b)             *

   Robert D. Ray                        14,600   (a)(b)             *

   W. Ann Reynolds                      11,300   (b)                *

   Jerry A. Schiller                    63,999   (a)(b)(c)          *

   John A. Sivright                     22,526   (a)(b)             *

   Neele E. Stearns, Jr.                13,090   (b)                *

   Fred G. Steingraber                  14,000   (b)                *

   Peter S. Willmott                    34,000   (b)                *

   Carleton F. Zacheis                  27,721   (a)(b)(c)          *

All directors and executive officers
as a group consisting of 27 persons
including the above named.           5,346,751   (a)(b)(c)(d)(e)   5.0%

*  Less than one percent.

 (a) Includes shares owned by associates or certain family members in which the director disclaims any beneficial interest.

   (b) Included in the totals are shares which the following directors, executive officers named in the Summary Compensation Table on Page 7 and all directors and executive officers as a group have the right to acquire under unexercised stock options: Joseph F. Fogliano 0 shares; Edward H. Graham 5,940 shares; Leonard A. Hadley 16,680 shares; Jerry A. Schiller 14,620 shares; Carleton F. Zacheis 7,720 shares; W. Ann Reynolds and Messrs. Cazier, Clark, Considine, Crown, Kapnick, Ray, Sivright, Stearns, Steingraber and Willmott each have options to acquire 9,000 shares and all directors and executive officers as a group have options to acquire 186,895 shares.

   (c) Included in the individual totals are shares granted under stock awards in 1993 and 1994, pursuant to the Corporation's Stock Incentive Award Plans For Key Executives and as to which the following executive officers or directors and all executive officers as a group have sole voting power:
Joseph F. Fogliano 27,977; Edward H. Graham 11,867; Leonard A. Hadley 55,533; Jerry A. Schiller 0; Carleton F. Zacheis 11,626; and all executive officers and directors as a group 193,468. Such shares are subject to forfeiture under the terms of the awards.

   (d) The number of shares shown as beneficially owned by Mr. Crown includes shares held by the following concerns of which he is a partner:
Arelijay Company 956,325 and The Crown Fund 1,618,769; Henry Crown and Company (Not Incorporated), of which a trust of which he is a trustee is a partner owns 48,775. In addition, 1,001,237 shares are owned by various trusts of which he is a trustee; 55,491 shares are owned by various trusts of which he is a grantor and a beneficiary; 65,657 shares are owned by the Arie and Ida Crown Memorial of which he is a director, and 265,062 shares into which $4,050,000 principal amount of debentures owned by the Arie and Ida Crown Memorial may be converted. The number of shares shown does not include shares owned by various trusts of which Mr. Crown's children are beneficiaries. Mr. Crown disclaims beneficial ownership of the shares listed in this footnote, except to the extent of his beneficial ownership therein.

COMMITTEES AND ATTENDANCE

   The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

   The Audit Committee, which met five times in 1993, consists of Frank W. Considine, John A. Sivright, Neele E. Stearns, Jr. and Fred G. Steingraber. It is charged with the review of the Corporation's financial statements with the Corporation's independent auditors and review of the relationship between the Corporation and its external and internal auditors.

   The Compensation Committee's duties are to review and approve compensation plans and policies of the Corporation, recommend to the Board the salaries of all officers of the Corporation, declare bonus and incentive plan allocations for management employees of the Corporation, award stock options and provide stock grants to key executives. The Committee consists of Howard L. Clark, Jr., Harvey Kapnick, Neele E. Stearns, Jr., and W. Ann Reynolds. The Committee met seven times in 1993.

   The Nominating Committee, which met three times in 1993, nominates persons to serve on the Board of Directors and recommends compensation levels and other remunerative programs for directors. It consists of Lester Crown, Robert D. Ray, John A. Sivright and W. Ann Reynolds.

   During 1993 the Board of Directors held five meetings either in person or by telephone.

   Each Director has attended at least 75% of Board meetings and meetings of the committees of which such director is a member.

(2)  RELATIONSHIP WITH INDEPENDENT AUDITORS

   A further purpose of the meeting is to select independent auditors to audit the financial statements to be included in the Annual Report to Shareholders for 1994. The persons named in the enclosed form of proxy have advised the Board of Directors that it is their intention, unless otherwise instructed by the shareholders, to vote for the selection of Ernst & Young as such independent auditors. Ernst & Young has audited the financial statements of the Corporation since 1925 and is expected to have a representative present at the meeting to make a statement if such representative desires to do so and to be available to respond to appropriate questions.

EXECUTIVE COMPENSATION

   The following table shows the compensation of the chief executive officer of the Corporation and the other four most highly compensated executive officers of the Corporation for services rendered during 1993 (the "named executive officers").

                                    SUMMARY COMPENSATION TABLE

                      Annual Compensation          Long Term Compensation
                                                      _______Awards_______  Payouts
                                               Other  Restricted Securities
Name and                                       Annual   Stock    Underlying LTIP     All Other
Principal                                      Compen- Award(s)  Options/   Payouts  Compensa-
Position                Year  Salary    Bonus  sation   (A)      SAR's(#)   (B)      tion (C)
Leonard A. Hadley (D)   1993 $527,675  $350,000  $0   $306,914    25,000    $      0  $  6,811
Director,               1992  455,000   200,000   0          0         0           0     6,164
Chairman & CEO          1991  324,000   135,000   0          0    12,880     306,566     6,038

Joseph F. Fogliano (D)  1993 $170,985  $ 86,623  $0   $144,427    11,700    $      0  $ 54,641
Exec. V.P. & President  1992        -         -   -          -         -           -         -
North American          1991        -         -   -          -         -           -         -
Appliance Group

Jerry A. Schiller (D)   1993 $312,875  $161,157  $0   $156,849     9,980    $      0  $ 54,414
Director,Exec.          1992  305,000   136,050   0          0         0           0     7,172
V.P. & CFO              1991  275,100   130,000   0          0    10,920     284,412     6,038

Edward H. Graham (D)    1993 $166,667  $ 73,901  $0   $ 64,020     5,380    $      0  $  6,404
V.P., General           1992  150,000    68,940   0          0         0           0     5,550
Counsel and             1991  112,500    57,880   0          0     4,640      57,631     4,006  Ass't.
Secretary

Carleton F. Zacheis (D) 1993 $158,750  $ 77,808  $0   $  64,020    5,060    $      0  $  6,717
Sr. V.P. Planning &     1992  150,853    59,904   0           0        0           0     5,562
Business Development    1991  129,100    58,348   0           0    5,120      91,576     5,028

   (A) The amount listed in the Table for each of the named executive officers represents the value at December 31, 1993 of 31.2% of the combined shares and units granted under a Long-Term Incentive Plan grant listed in the Long-Term Incentive table on Page 10. This payout percentage was established as a minimum payout due to the impact upon the grant of the expense associated with promotional programs in the United Kingdom. The amounts listed in the Summary Compensation Table are included in the respective amounts indicated below for each of the named executive officers. At December 31, 1993, the number of shares of restricted stock, the number of restricted units and the respective values thereof held by the above-named executive officers were as follows: Leonard A. Hadley, 37,861 shares valued at $688,597 and 16,226 units valued at $295,110; Joseph F. Fogliano, 17,817 shares valued at $324,047 and 7,636 units valued at $138,880; Jerry A. Schiller, 18,540 shares valued at $337,196 and 7,946 units valued at $144,518; Edward H. Graham, 7,898 shares valued at $143,645 and 3,385 units valued at $61,565; and Carleton F. Zacheis, 7,898 shares valued at $143,645 and 3,385 units valued at $61,565. The 1991 performance-based awards of restricted stock and restricted units were cancelled as of January 1, 1994 and are excluded from the above information. Dividends are paid on restricted stock at the same rate and at the same times as on the common stock. Dividend equivalents on restricted units are accrued and accumulate at the same rate and at the same times as dividends on the common stock. Dividend equivalents on restricted units are treated as reinvested dividends applicable to the restricted units which units are paid out if and when the performance goals (described in the Long-Term Incentive Plan Awards Table on Page 10) are satisfied.

   (B) Amounts in this column reflect the dollar value of the payout in 1991 of Performance-Based Restricted Stock awards consisting of Restricted Stock and Restricted Units granted in 1989, based on performance for the years 1989, 1990, and 1991. The 1991 Performance-Based Restricted Stock awards based on performance for the years 1991, 1992, and 1993 resulted in zero payout to the named executive officers because the performance objectives were not met.

   (C) The amounts reported in this column for 1993 include the dollar value of premiums paid for life insurance for the benefit of the named executive officer and the dollar value of corporate contributions to the account of the named executive officer pursuant to the terms of the Salary Savings (401(k)) Plan. The contributions for each named executive officer are as follows:
Leonard A. Hadley, life insurance $2,314, 401(k) $4,497; Joseph F. Fogliano, life insurance $959, 401(k) $0, signing bonus in lieu of other benefits with prior company $53,682; Jerry A. Schiller, life insurance $2,967, 401(k) $4,497, earned but unused vested vacation $46,950; Edward H. Graham, life insurance $2,237, 401(k) $4,167; and Carleton F. Zacheis, life insurance $2,748, 401(k) $3,969.

   (D) The following persons named above held the following positions for the years shown below:

Leonard A. Hadley
1991 Executive Vice President and Chief Operating Officer, promoted to
     President and Chief Operating Officer on February 7, 1991.
1992 Promoted to President and Chief Executive Officer on May 1, 1992. 1993 Promoted to Chairman and Chief Executive Officer on January 1, 1993.

Joseph F. Fogliano
1993 Joined the Corporation as Executive Vice President and President,
     North American Appliance Group on July 15, 1993.

Jerry A. Schiller
1993 Executive Vice President and Chief Financial Officer to acting Chief
     Financial Officer on November 1, 1993.
 Edward H. Graham

Edward H. Graham
1992 General Counsel and Assistant Secretary, promoted to Vice President,
     General Counsel and Assistant Secretary on March 19, 1992.

Carleton F. Zacheis
1992 Vice President Planning and Business Development, promoted to Sr. Vice
     President Planning and Business Development on May 15, 1992.

     The following table sets forth for the named executive officers, certain information regarding stock options granted on November 12, 1993.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                             POTENTIAL REALIZABLE
                                                               VALUE AT ASSUMED
                       INDIVIDUAL GRANTS                       ANNUAL RATES OF
                                                            STOCK PRICE APPRECIATION
                                                               FOR OPTION TERM (4)
    (a)               (b)            (c)            (d)         (e)          (f)       (g)
                    Number of      % of Total
                   Securities     Options/SAR's  Exercise or
                   Underlying      Granted to    Base Price
                  Options/SAR's   Employees in   ($/Share)  Expiration
      Name         Granted(#)(1) Fiscal Year(2)     (3)        Date           5%($)     10%($)
Leonard A. Hadley    25,000           4.3%        $16.00    11/11/2003      $251,500  $637,500
Joseph F. Fogliano   11,700           2.0%        $16.00    11/11/2003      $117,702  $298,350
Jerry A. Schiller     9,980           1.7%        $16.00    11/11/2003      $100,399  $254,490
Edward H. Graham      5,380            .9%        $16.00    11/11/2003      $ 54,123  $137,190
Carleton F. Zacheis   5,060            .9%        $16.00    11/11/2003      $ 50,904  $129,030

(1) All options reported in the table become exercisable in full beginning on November 12, 1994, except that such options will become fully exercisable in the event of a Change of Control (as defined in the Corporation's 1992 Stock Option Plan).

(2)  Total options granted to employees in 1993 = 582,450.

(3)  Fair Market Value of underlying shares on the date of grant.

(4) The dollar amounts under these columns are the result of hypothetical potential gains from calculations assuming annual growth rates of 5% and 10% in the value of the Corporation's future stock price over the ten year term of the options. These assumed rates of growth are required by the Securities and Exchange Commission for illustration purposes only and are not intended to forecast possible future stock prices.

   The following table sets forth for the named executive officers certain information concerning the unexercised options to purchase common stock held by such officers. No options or SAR's were exercised by the named executive officers during 1993.

                        YEAR END OPTION/SAR VALUES
            Number of Securities Underlying Unexercised      Value of Unexercised
                          Options/SAR's                      In-the-Money Options
                       December 31, 1993                       December 31, 1993
Name                          (A)                                      (B)
                   Exercisable   Unexercisable              Exercisable   Unexercisable
Leonard A. Hadley    16,680         25,000                     $44,275        $54,688
Joseph F. Fogliano        0         11,700                           0         25,594
Jerry A. Schiller    14,620          9,980                      37,538         21,831
Edward H. Graham      5,940          5,380                      15,994         11,769
Carleton F. Zacheis   7,720          5,060                      25,347         11,069

   (A) All options and SAR's are exercisable except those granted on November 12, 1993.

   (B) The value is calculated based on the aggregate amount of the excess of $18.1875 (the average of the high and low price of common stock as reported in the New York Stock Exchange Composite Transactions Report for December 31,
1993) over the relevant exercise price(s).

   The following table sets forth for the named executive officers, certain information regarding a long-term incentive plan grant that was made on January 1, 1993.

                        LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
                                                                  Estimated Future Payouts
                                                            Under Non-Stock Price-Based Plans(B)
        (a)            (b)                  (c)                 (d)          (e)       (f)
                Number of Shares,     Performance or Other
              Units or Other Rights       Period Until
      Name          (#)(A)            Maturation or Payout  Threshold(#)   Target(#)  Maximum (#)
Leonard A. Hadley   54,087                 3 Years             13,522        54,087     64,904
Joseph F. Fogliano  25,453                 3 Years              6,363        25,453     30,544
Jerry A. Schiller   26,486                 3 Years              6,622        26,486     31,783
Edward H. Graham    11,283                 3 Years              2,821        11,283     13,540
Carleton F. Zacheis 11,283                 3 Years              2,821        11,283     13,540

  (A) All awards identified in this table are made pursuant to the Corporation's 1991 Stock Incentive Award Plan which is a performance-based restricted stock and restricted unit plan. Target awards are comprised of 70% restricted stock and 30% restricted units. Dividends are paid on restricted stock at the same rate and at the same times as on the common stock and dividend equivalents on restricted units are accrued and accumulate at the same rate and at the same times as dividends on the common stock. Dividend equivalents are treated as reinvested dividends applicable to the restricted units, which units are paid if and when performance goals are satisified.

Target awards are based upon a percentage of base salary and vary depending upon the individual's position and responsibilities.

  (B) Estimated future payouts are predicated upon the achievement of corporate return on sales and return on assets objectives over the period from January 1, 1993 to December 31, 1995. The achievement of approximately 25% of the objectives will result in payment of the threshold amount. A minimum award of 31.2% of the amount listed in column (b) above for recipients of the 1993 grant was established due to the impact upon the Plan of the expense associated with promotional programs in the United Kingdom. Accordingly, the named executive officers will receive the following minimum awards under the grant: Leonard A. Hadley, 16,875 shares and units; Joseph
F. Fogliano, 7,941 shares and units; Jerry A. Schiller, 8,264 shares and units; Edward H. Graham, 3,520 shares and units; and Carleton F. Zacheis, 3,520 shares and units. The dollar value of the combined shares and units shown above is included as a Restricted Stock Award in the Summary Compensation Table on Page 7. Achievement of 50% or 80% of the objectives will result in payment of interim amounts, achievement of 100% of the objectives will result in payment of the target amount, and achieving or exceeding approximately 120% of the objectives will result in payment of the maximum amount.

RETIREMENT INCOME

The table below sets forth the estimated annual pension benefits payable effective December 31, 1993, assuming retirement at age 65 after selected periods of continuous service, under the Corporation's retirement plan which applies to virtually all exempt salaried employees. The Corporation's retirement plan for salaried employees provides for fixed retirement benefits based on years of service and compensation received. All compensation shown in the Salary and Bonus columns of the Summary Compensation Table is included as compensation under the pension plan.

                             RETIREMENT INCOME TABLE
  Average Annual Earnings for
  Highest 5 Consecutive Years          Estimated Annual Retirement Benefits
  of Final 10 Years of Service       Years of Credited Service at Retirement
                                         15        20        30       35*
     $  200,000                      $ 44,619  $ 59,492  $ 89,238  $104,111

        300,000                        67,869    90,492   135,738   158,361

        400,000                        91,119   121,492   182,238   212,611

        500,000                       114,369   152,492   228,738   266,861

        600,000                       137,619   183,492   275,238   321,111

        700,000                       160,869   214,492   321,738   375,361

        800,000                       184,119   245,492   368,238   429,611

        900,000                       207,369   276,492   414,738   483,861

      1,000,000                       230,619   307,492   461,238   538,111

      1,100,000                       253,869   338,492   507,738   592,361

   The above amounts have been computed on the basis of a straight-life annuity and are not subject to any deduction for Social Security or other offset amounts.

   Benefits under the plan are limited to the extent required by provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. If payment of actual retirement benefits is limited by such provisions, an amount equal to any reduction in retirement benefits will be paid as a supplemental benefit under the Supplemental Employee Retirement Plan under which such amounts are payable to all qualifying employees including the officers of the Corporation.

   *Maximum number of years of service for which the pension benefit accrues. However, employees who were participants in the Maytag Company Salaried Employees' Retirement Plan on December 31, 1990, and who retire or terminate employment on or before January 1, 2005 have been grandfathered and are eligible for additional credited service. For these employees, the maximum amount of credited service that may be taken into account in calculating a portion of the benefit under the current plan shall be forty (40) years until January 1, 2001, at which time such maximum shall decrease by one (1) year until it is reduced to thirty-five (35) years by the year 2005, provided, however, that the declining maximum shall not be applied to reduce any Participant's years of credited service below the number of years of credited service earned by such Participant as of the date on which the maximum first applies.

   All employees shown below, with the exception of Joseph F. Fogliano, were on the Maytag Company Salaried Employees' Retirement Plan on December 31, 1990. To calculate the effect of the above grandfathering provision, add to the benefit shown for an employee with 35 years of service an amount equal to one per cent (1%) multiplied by the number of years of service in excess of 35 multiplied by the average annual earnings shown in the first column of the table above.

   The years of credited service for the named executive officers as of December 31, 1993 are: Leonard A. Hadley 34.5; Joseph F. Fogliano 1.0; Jerry
A. Schiller 32; Edward H. Graham 7.7; and Carleton F. Zacheis 35.4.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT CHANGE-OF-CONTROL
ARRANGEMENTS

   The Corporation has entered into agreements with each of the named executive officers which would become operable only in the event of a change-of-control of the Corporation. Agreements provide that if the officer's employment terminates for any reason within three years after a change-of-control, the officer will be entitled to payments equal to three times total compensation (salary and maximum bonus) at the rate in effect immediately prior to the change-of-control, maximum payout on any outstanding restricted stock awards, and to continued participation in certain of the Corporation's benefit programs for the same three-year period.

   In addition, an agreement was made in 1993 with Jerry A. Schiller. After thirty-two years with the Corporation, Mr. Jerry A. Schiller, Director, Executive Vice President and Chief Financial Officer, anticipating retirement, resigned those positions effective October 31, 1993. He continued with the Corporation as acting CFO until December 31, 1993 and remains as a salaried consultant until he retires on June 1, 1995. In the consultant position, Mr. Schiller will be paid at an annual salary of $334,500. He will also receive a cash payment prorated through June 30, 1994 in lieu of his participation in the 1994 Annual Management Incentive Plan.
He will receive a prorated equivalent cash award if payouts are achieved under the 1993 and 1994 Stock Incentive Award Plan grants. The grant shown for Mr. Schiller in the Long-Term Incentive Plans Table on Page 10 was cancelled pursuant to the above provision on February 15, 1994. Mr. Schiller will receive a pension commencing June 1, 1995 that will be unreduced for age and calculated using the average of the three highest years of earnings from the years 1991, 1992, 1993 and 1994.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND PRINCIPLES

   The compensation philosophy of the Corporation is to provide total compensation that is competitive with other industrial organizations and consider both the performance of the Corporation and the individual. The Corporation believes compensation based on this philosophy will attract and retain personnel whose primary goal is to achieve continuous and long-term superior performance. The total compensation for executives may include annual base salary, annual incentive compensation, long-term incentive compensation and fringe benefits. The Corporation has long maintained that total compensation of its executive officers, including the named executive officers should be linked to both individual performance and operating performance of the Corporation. This linkage is achieved in the following manner:

Annual Base Salary
   A salary range for each position is established using average base pay of executives employed at industrial manufacturing organizations selected by professional compensation consultants as a guide. The performance of the organizations in the industrial database is not known by the Corporation and therefore not considered when establishing salary ranges. The companies included in the industrial database comprise many of the companies included in the S&P Furnishings and Appliance Stock Index used in the Performance Graph on Page 15, as well as other companies. The Committee relies on a broad array of companies in various industries for comparative analysis of executive compensation because the Committee believes that the Corporation's competitors for executive talent are more varied than the companies included in the S&P Furnishings and Appliance Stock Index chosen for comparing stockholder return in the Performance Graph. Executive pay within the salary range is determined based upon individual qualifications, experience and performance against specific goals and responsibilities. The salary ranges for the executive officers are set at approximately the median of the industrial organizations.

Annual Incentive
   Annual incentive compensation is paid to eligible individuals in cash based upon a percentage of base salary and varies depending upon the individual's position, responsibility and performance. Executives are eligible for annual cash incentive awards based upon entity operating income performance against plan, entity operating income compared to prior year, entity performance against key strategic objectives and personal performance. Performance is reviewed and rated annually against these factors. This rating is used to establish eligibility for and the level of an annual cash incentive payment. However, the Compensation Committee may adjust these formula based awards if, in its judgment, adjustment is warranted. The Corporation does not anticipate any financial impact due to the deduction limitation of Internal Revenue Code Section 162(m) for the Annual Incentive Plan in 1994.

Long-Term Incentive
   Long-term incentive compensation opportunities are available to executives in positions with significant responsibilities, accountabilities and impact on long-term performance. Long-term incentive compensation is made available in the form of Performance-Based Restricted Stock awards (which are comprised of 70% restricted stock and 30% restricted units) and stock options. Performance-Based Restricted Stock awards are subject to vesting provisions and dependent upon the Corporation achieving pre-determined levels of return on sales and return on assets. The achievement of these performance goals should impact favorably on shareholder value. The level of award is based upon a percentage of base salary and varies depending upon the individual's position and responsibilities. Eligibility for participation in the long-term incentive program and vesting provisions is approve Compensation Committee of the Board of Directors. The overall number of shares available for the grant of Performance-Based Restricted Stock awards and options has been approved by the Corporation's shareholders and the amount of awards to individuals is approved by the Compensation Committee of the Board of Directors. In the Committee's opinion, the current grants of awards under the Performance-Based Restricted Stock Plan and the Stock Option Plan are exempt from the deduction limitations of Internal Revenue Code Section 162(m).

PERFORMANCE OF THE CORPORATION AND CEO COMPENSATION

   As indicated in the above discussion, the total compensation of the Corporation's executives, including the CEO, consists of base salary, annual cash incentive compensation, long-term incentive compensation, and fringe benefits. These plans consider individual performance, Corporation performance, and comparison to salary data for industrial organizations for comparable positions.

   Mr. Leonard A. Hadley became Chairman and CEO on January 1, 1993. During the first quarter of 1993, the Corporation took a one-time after-tax charge of $30 million to cover anticipated additional costs associated with promotional programs in the United Kingdom. Therefore, this charge impacted performance objectives of its executive compensation plan, and, as a result, the compensation earned by Mr. Hadley and the other named executive officers was negatively impacted.

   A study of CEO compensation in comparable businesses was conducted in 1993. Although Mr. Hadley's 1993 salary rate of $536,900 is below the average base salary paid in the study, it is comparable with his peers who are new in their positions. His 1993 annual incentive compensation of $350,000 is approximately 83% of his 1993 bonus opportunity and is reflective of the Corporation's performance in meeting its planned objectives. In terms of long-range incentive, 1993 represented the third year of a three-year Performance-Based Restricted Stock award that was granted in 1991. The Corporation failed to meet its average return on sales and return on asset goals for the years 1991, 1992 and 1993 and therefore, the performance criteria for payout were not met. All Performance-Based Restricted Stock awards granted in 1991 to Mr. Hadley and the named executive officers were forfeited. In 1993, a grant based on percentages of Mr. Hadley's and the other named executive officers' base salaries was made under the Performance-Based Restricted Stock Plan. Payouts under the grant are based on the Corporation meeting return on sales and return on assets objectives for the three-year period January 1, 1993 through December 31, 1995 as reflected in the Long-Term Incentive Plan Awards Table. As a component of long-term incentive compensation, stock option grants were made to Mr. Hadley and the other named executive officers under the terms of the Corporation's 1992 Stock Option Plan. This grant is reflected in the stock option tables on Pages 9 and 10.

   The foregoing report is furnished by the following members of the Compensation Committee:

Howard L. Clark, Jr.      Harvey Kapnick              W. Ann Reynolds
John A. Sivright          Neele E. Stearns, Jr.       Fred G. Steingraber

   Persons who served as members of the Compensation Committee during all of 1993 were Neele E. Stearns, Jr. and W. Ann Reynolds. John A. Sivright and Fred G. Steingraber served as members of the Committee from January 1, 1993 until the 1993 Annual Meeting, April 27 when they were replaced on the Committee by Howard L. Clark, Jr. and Harvey Kapnick who served from April 27 through year-end 1993.

SHAREHOLDER RETURN PERFORMANCE
   The following graph compares the Corporation's cumulative total shareholder return on its common stock from December 31, 1988 to December 31, 1993 with the S&P 500 Stock Index and the S&P Furnishings and Appliance Stock Index (both of which include the Corporation).

                                      Cumulative Total Return
                     Based on reinvestment of $100 beginning December 31, 1988

                          Dec-88   Dec-89   Dec-90   Dec-91   Dec-92   Dec-93

Maytag Corporation         $100     $105     $ 61     $ 91     $ 91     $114

S&P 500                    $100     $132     $128     $166     $179     $197

S&P  Household Furnishings
& Appliance Index          $100     $166     $ 78     $115     $129     $186


COMPENSATION OF DIRECTORS

   Only directors who are not officers or employees of the Corporation are entitled to compensation as directors and such directors are paid a retainer of $22,000 per annum, $1,000 for each meeting of the Board attended, $1,000 for attendance at each called committee meeting and reimbursement for actual expenses. Telephone meetings are compensated at $750 per meeting. Non-employee committee chairmen receive an additional $2,000 per annum.

   All directors who are not employees of the Corporation or one of its subsidiaries are participants in the Maytag Corporation Directors Pension Plan (the "Directors Pension Plan"), an unfunded, noncontributory pension plan. Under the Directors Pension Plan, each participant who ceases to be a director of the Corporation after completion of at least 5 years of service will receive a pension, beginning at the later of the director's attaining age 70 or ceasing tenure as a director. Such pension will be an annual amount, payable in monthly installments equal to the director's annual retainer (excluding any fees for attendance of meetings of the Board or any committee thereof, services as a committee chairman and expense reimbursements) for the twelve-month period prior to the commencement of such pension.

   All directors who are not employees of the Corporation or one of its subsidiaries are eligible to participate in the Maytag Directors Deferred Compensation Plan, which provides that Directors may elect to defer all or a portion of compensation paid for services as a director until their retirement or termination from the Board. Deferred amounts are paid interest at the prime rate until retirement or termination. Benefits are payable from the general assets of the Corporation. In the event of a change of control of the Corporation all amounts deferred plus accumulations are immediately payable in full.

   Pursuant to the Corporation's Non-Employee Directors Stock Option Plan, each non-employee director of the Corporation was awarded an option to purchase 1,000 shares of the Corporation's common stock on May 11, 1989 and options to purchase 2,000 shares on April 25, 1990, May 1, 1991, April 29, 1992 and April 28, 1993. On the day following each subsequent annual meeting of the Corporation's shareholders through 1999 (unless all shares available under such Plan become subject to options prior to such time) each non-employee member of the Corporation's Board of Directors will be granted an option to purchase 2,000 shares of the Corporation's common stock. The option price under all such options is and will be equal to the fair market value of the common stock on the date of grant. The term of such options is five years from the date of grant. Each option is exercisable immediately upon grant. The aggregate number of shares of common stock that may be granted pursuant to the Non-Employee Directors Stock Option Plan may not exceed 250,000, subject to adjustments to reflect any future stock dividends, stock splits or other relevant capitalization changes. Such Plan may not be amended or discontinued without shareholder approval.

(3)  SHAREHOLDER PROPOSAL CONCERNING CHIEF EXECUTIVE OFFICER COMPENSATION

   The Corporation has been notified that a shareholder will introduce the following resolution from the floor at the Annual Meeting:

   "Resolved, that the stockholders of Maytag Corporation recommend that the board of directors adopt the following policy: As relates to future contracts, the Chief Executive Officer's total compensation will be determined as follows: The C.E.O.'s beginning total compensation will be 25 times more than the average Maytag employee's 1993 annual wages or salary. The C.E.O.'s total compensation will go up or down in direct proportions to the company's performance. To be determined as follows: One half of the compensation shall go up or down gauged against the ten year average earnings per common share (adjusted for stock splits) from 1983 to 1992. The remaining one half shall go up or down gauged against the ten year average dividends per common share (adjusted for stock splits) from 1983 to 1992."

PROPONENTS STATEMENT OF SUPPORT

   "The purpose of this proposal is to pay the Chief Executive Officer based entirely on the company's performance. To do this you must pay gauged against past performance. If the C.E.O. performs better the C.E.O. will be paid more, if the C.E.O. performs worse, the C.E.O. will be paid less. You also need a starting point, a base rate of 25 times more than the average employee's compensation.

   For example, if the average Maytag Corporation employee earned $32,000.00 in 1993, the C.E.O. would have a beginning total compensation of 25 times more or $800,000.00. Maytag Corporation's ten year average earnings per share is $1.15. If Maytag Corporation's earnings per share in 1994 rose 20% to $1.38, one half of the C.E.O.'s compensation would go up 20% from $400,000.00 to $480,000.00. On the other hand if Maytag Corporation's earnings per share in 1994 fell 20% to $.92, one half of the C.E.O.'s compensation would fall 20% to $320,000.00. The other half of the C.E.O.'s compensation, $400,000.00 would rise, fall or stay the same gauged against Maytag Corporation's ten year average dividend per share of $ .79. The following year the process would repeat itself."

BOARD OF DIRECTORS' STATEMENT AGAINST THE SHAREHOLDER PROPOSAL

   The Board of Directors believes that the proposal on Chief Executive Officer compensation is not in the best interests of the Corporation and the shareholders and recommends a vote against this proposal.

   The compensation philosophy of the Corporation and specific compensation related programs to fulfill the philosophy are clearly set forth in the Compensation Committee Report on Executive Compensation found on Pages 13 and 14 of this Proxy Statement.

   Implementation of this proposal would tie compensation of the Chief Executive Officer to a narrow and arbitrary formula which would have little relationship to actual performance, prohibit the Board from adopting compensation policies and programs designed to provide appropriate performance incentives and eliminate Board discretion and judgment in compensating the Chief Executive Officer. The opportunity for the Board to adopt compensation programs which will reflect competitive practices and properly compensate the CEO based on performance of the Corporation and his or her individual performance is critical in the effort to recruit and retain highly qualified persons in this crucial position.

   The affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote on this matter is required to approve this proposal. The Board of Directors recommends a vote AGAINST this proposal.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 1995 ANNUAL MEETING

   Proposals of shareholders intended for presentation at the 1995 Annual Meeting must be received by the Secretary of the Corporation on or before November 22, 1994, to be considered for inclusion in the 1995 Proxy Statement and Proxy.

   The Nominating Committee will consider nominees recommended by shareholders as candidates for election to the Board of Directors at the Annual Meeting of Shareholders. A shareholder wishing to nominate a candidate for election to the Board is required to give written notice to the Secretary of the Corporation of his or her intention to make such a nomination. The notice of nomination must be received by the Corporation not less than sixty days nor more than ninety days prior to the shareholders meeting, or if less than seventy days notice or prior public disclosure of the meeting date is given or made, the notice of nomination must be received within ten days after the meeting date is announced. The notice of nomination is required to contain certain information about both the nominee and the shareholder making the nomination. The Corporation may require that the proposed nominee furnish other information to determine that person's eligibility to serve as a director. A nomination which does not comply with the above procedure will be disregarded.

OTHER MATTERS

   The Corporation will bear the cost of the proxy solicitation. In addition to solicitation by mail, the Corporation will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Corporation's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and employees of the Corporation, not employed for the purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or telegraph. The Corporation has retained Georgeson & Company Inc. to aid in the solicitation of proxies for a fee of $12,500, plus out-of-pocket expenses.

Neither the Corporation nor the members of its Board of Directors intend to bring any other matters before the meeting, and they have no present knowledge that any other matters will or may be brought before the meeting by others. However, if any matters properly come before the meeting it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment.

      PROXY CARD



                            MAYTAG CORPORATION




  Proxy for Annual Meeting, April 26, 1994, Solicited by the Board of
Directors


Leonard A. Hadley, John P. Cunningham, Jr. and E. James Bennett, and each of them (with full power to act without the other and with power of substitution), are hereby appointed attorneys and proxies of the undersigned to attend the Annual Stockholders Meeting on April 26, 1994, and any adjournment thereof, and to vote and act for the undersigned on reverse side:

This proxy revokes all previous proxies. Unless specified to the contrary it will be voted FOR items (1) and (2) and AGAINST item (3).


                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                       See Reverse Side

X   Please mark
    votes as in
    this example.



          The Board of Directors recommends a vote "FOR" items (1) and (2).

1.  Election of Directors
Nominees:  Edward C. Cazier, Jr., Lester Crown, and Neele E. Stearns, Jr.



     FOR       or        WITHHELD                 Mark here
                                                  for address change
_____      _____________________________          and note below
 for all nominees except as noted on the
line above

      __________________________________________________________________

2.        FOR     AGAINST     or   ABSTAIN
          The selection of Ernst & Young as independent public auditors to examine the financial statements to be included in the Annual Report to Stockholders for 1994.

 ----------------------------------------------------------------------
The Board of Directors recommends a vote AGAINST item (3).

3.        FOR      AGAINST     or   ABSTAIN
     The proposal of a Stockholder concerning Chief Executive Officer Compensation.


___________________________________________________________________________

          In  their discretion, the proxies are authorized to vote upon any
other  matters  which  may   properly  come  before  the  meeting   or  any
adjournment.

Dated_____________________, 1994        Dated________________________, 1994

_________________________________       ___________________________________
     (Signature of Stockholder)              (Signature of Stockholder)

Please date, sign exactly as name appears above, and return in the enclosed envelope. Executors, administrators, trustees, guardians or attorneys should indicate the capacity in which they sign. Corporate owners should sign in their corporate names and affix their seals.

March 22, 1994



To:    Plan Participant Shareholders


Re:    Combined Proxy Card and Voting Instructions to Trustees


COMBINED PROXY CARD AND VOTING INSTRUCTIONS TO TRUSTEES


Maytag Corporation has worked with Bank of Boston and the Trustees of the 401(k) and ESOP plans to combine on a single proxy card shares you may hold in an account in your own name with Trustee held shares to reduce duplicate mailings of proxy materials.

The enclosed Proxy Card includes shares you may own in a regular account in your name, shares held by Fidelity Management Trust Company (FMT Co.) as Trustee of Maytag Corporation Salary Savings Plan (401(k) Plan) and shares held by State Street Bank and Trust Company (State Street) as Trustee of the Maytag Corporation Employee Stock Ownership Plan (ESOP).

The number of shares in the respective types of accounts are listed at the top of the Proxy Card by the following codes:

                regular account:  COM
                401(k) account:   401
                ESOP account:     ESO

Only the types of accounts in which you have shares will be printed on the Proxy Card. When you vote, sign and return your proxy card, you will be voting your regular account shares and be providing directions to the trustees of the 401(k) and ESOP plans for voting as follows:

          Participants in Maytag Corporation Salary Savings Plan
                             (shares coded 401)


Under the provisions of the trust relating to the Maytag Corporation Salary Savings Plan, Fidelity Management Trust Company (FMT Co.), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Maytag Corporation common stock held under the Plans is to be voted at the annual meeting of stockholders scheduled to be held on April 26, 1994.

March 22, 1994
Page Two




     Participants in Maytag Corporation Employee Stock Ownership Plan
                             (Shares coded ESO)


As a voting Participant (or Beneficiary) in the Maytag Corporation Employee Stock Ownership Plan (the Plan) which provides the match to your contributions to the Maytag Corporation Salary Savings Plan, you will be directing State Street Bank & Trust Company (Trustee) to vote your shares of Maytag Corporation common stock allocated to your account in the Plan, and also a portion of the total number of shares of stock held by the Trustee for which no instructions are timely received by the Trustee and the shares of stock held as unallocated shares as of the shareholder record date.

Your instructions and directions to Fidelity Management Trust Company and to State Street Bank and Trust Company will not be divulged or revealed to anyone at Maytag Corporation.





E. James Bennett
Secretary and
Assistant General Counsel